Exhibit 10.24

Execution Version

AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF APPALACHIA MIDSTREAM, LLC (N/K/A EXCO APPALACHIA MIDSTREAM, LLC)
This Amendment to the Second Amended and Restated Limited Liability Company Agreement of Appalachia Midstream, LLC (the “Amendment”) is entered into on October 14, 2014 (the “Execution Date”) between EXCO Appalachia Midstream, LLC (f/k/a Appalachia Midstream, LLC), a Delaware limited liability company (the “Company”), BG US Production Company, LLC, a Delaware limited liability company (“BG Member”) and EXCO Holding (PA), Inc., a Delaware corporation (“EXCO Member”). BG Member, EXCO Member and Company are referred to herein collectively as the “Parties” and each individually as “Party.”
RECITALS
WHEREAS, the Parties entered into that certain Second Amended and Restated Limited Liability Company Agreement of Appalachia Midstream, LLC (n/k/a EXCO Appalachia Midstream, LLC), LLC dated June 1, 2010 (the “LLC Agreement”); and
WHEREAS, the Parties desire to amend the LLC Agreement in accordance with the provisions of this Amendment;
NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Definitions and References. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given such terms in the LLC Agreement. Sections, Articles, Appendices, Exhibits, Schedules and subsections referred to herein refer to such Sections, Articles, Appendices, Exhibits, Schedules and subsections of the LLC Agreement unless the context expressly states otherwise.

2.	LLC Agreement Amendment. The LLC Agreement is hereby amended as follows:

(a)
Section 5.1(c)(ii) shall be amended by deleting the phrase “(the Management Board shall use commercially reasonable efforts to make such delegations within thirty (30) days of the Closing Date)” in its entirety.

(b)
Section 5.1(c)(xx) shall be amended by deleting the phrase “established by the Vice President of Finance and Business Services” and replacing it with the phrase “established by the officer of the Company principally responsible for the Company’s financial matters”.

(c)	Section 5.2 shall be amended by deleting the first two sentences and replacing them with the following:

“The Management Board shall consist of four (4) Board Members. Each of BG Affiliate Group and EXCO Affiliate Group shall be entitled to appoint two (2) Board Members and two (2) alternate Board Members.”

(d)	Section 5.3(d) shall be amended by deleting it in its entirety and replacing it with the following:
“(d)    [omitted];”

(e)	Section 5.3(e) shall be amended by deleting it in its entirety and replacing it with the following:
“(e)    [omitted];”

(f)	Section 5.3(f) shall be amended by deleting it in its entirety and replacing it with the following:
“The Management Board shall meet (i) upon at least fifteen (15) days advance notice by either BG Affiliate Group or EXCO Affiliate Group or (ii) whenever at least one of the Board Members or alternate Board Members from each of the BG Affiliate Group and the EXCO Affiliate Group are present and agree to hold such a meeting, without any requirement for advance notice or delivery of an agenda. If any Member or Board Member so requests, any meeting of the Management Board, or the consideration of any proposal by the Management Board at a meeting, shall be deferred for up to fifteen (15) days from the date on which such meeting is requested or such proposal tendered, if the meeting is held or proposal tendered with less than fifteen (15) days notice to all Member. So long as both the BG Affiliate Group and the EXCO Affiliate Group hold interests in the ET/NL JDA, the Management Board will use commercially reasonable efforts to hold its meetings immediately following meetings of the ET/NL OpCom. All meetings of the Management Board and each subcommittee shall be held in the principal offices of the Company, or elsewhere as the Management Board or such subcommittee may mutually decide which alternate location may be within or outside the State of Delaware.”

(g)	Section 5.3(g) shall be amended by deleting it in its entirety and replacing the following:
“(g)    [omitted];”

(h)	Section 5.3(i) shall be amended by deleting the first sentence and replacing it with the following:
“The secretary of the Management Board shall provide each Member with a copy of the Management Board meeting minutes relating to each decision made by the Management Board during a Management Board meeting within fifteen (15) Business Days after the end of the meeting.”

(i)	Section 5.3(o) shall be amended by deleting it in its entirety and replacing it with the following:

“(o)
All notices and communications required or permitted to be given to the Board Members and the President and General Manager pursuant to this Article 5 shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by facsimile transmission, or by pdf e-mail (provided that any such facsimile transmission or e-mail transmission is confirmed either orally or by written confirmation), addressed to the appropriate Member at the address for such Member shown below or at such other address as such Member shall have theretofore designated by written notice delivered to the Member giving such notice:

If to the President and General Manager:
Appalachia Midstream, LLC 12377 Merit Drive, Suite 1700 Dallas, Texas 75251 Attention: President and General Manager Telephone: (214) 368-2084 Fax: (214) 368-8754
If to the EXCO Affiliate Group:

EXCO Holding (PA), Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention: President
Telephone: (214) 368-2084
Fax: (214) 368-8754
With a copy to:

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention: William L. Boeing, General Counsel
Telephone: (214) 368-2084
Fax: (214) 706-3409
E-mail: lboeing@excoresources.com

If to the BG Affiliate Group:

BG US Production Company, LLC
811 Main Street, Suite 3400
Houston, Texas 77002
Attention: Roger Coe
Telephone: (713) 599-4000
Fax: (713) 599-4250
E-mail: roger.coe@bg-group.com

BG US Production Company, LLC
811 Main Street, Suite 3400
Houston, Texas 77002
Attention: Chris Migura, Principal Counsel
Telephone: (713) 599-4000
Fax: (713) 599-4250
E-mail: chris.migura@bg-group.com

Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission or email during normal business hours (or, if not sent transmitted during normal business hours, on the next business day), or upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be. The Members may change the address, telephone numbers, facsimile numbers and email addresses to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 5.3(o).”

(j)	Section 5.3 shall be amended by adding the following subsection (p):

“(p)
In lieu of a vote taken at a meeting or to a proposal distributed in accordance with Section 5.3(j), a written resolution of the Management Board will be effective to evidence the approval of the Management Board upon the signature of at least one of the Board Members or alternate Board Members from each Group.”

(k)	Section 5.9(a)(i) shall be amended by deleting it in its entirety and replacing it with the following:

“(i)
The Management Board shall have the power to elect, delegate authority to, and remove such officers of the Company and the other Company Group Members as the Management Board may from time to time deem appropriate; provided, however, that each officer appointee of the Company shall serve a three (3) year term commencing as of the date of the appointment of such officer, subject to each officer’s appointment being subject to an annual ratification vote by the Management Board. After any Management Board vote not to ratify the appointment of any officer, the Management Board shall, as soon as reasonably practicable thereafter, appoint a replacement officer, which replacement officer shall serve a three (3) year term (subject to annual ratification votes as described in this Section 5.9(a)(i)).”

(l)	Section 5.9(a)(ii) shall be amended by deleting it in its entirety and replacing it with the following:

“(ii)	[omitted].”

(m)	Section 5.9(b)(i) shall be amended by deleting the second sentence of such Section.

(n)	Section 5.9(b)(ii) shall be amended by deleting it in its entirety and replacing it with the following:
“(ii)    [omitted].”

(o)	Section 5.9(b)(iii) shall be amended by deleting it in its entirety and replacing it with the following:
“(iii)    [omitted].”

(p)	Section 5.9(b)(iv) shall be amended by deleting it in its entirety and replacing it with the following:

“(iv)    [omitted].”

(q)	Section 5.9(b)(v) shall be amended by deleting it in its entirety and replacing it with the following:
“(v)    [omitted].”

(r)	Section 5.9(b)(vi) shall be amended by deleting it in its entirety and replacing it with the following:
“(vi)    [omitted].”

(s)	Section 5.9(b)(vii) shall be amended by deleting it in its entirety and replacing it with the following:
“(vii)    [omitted].”

(t)	Section 5.9(c) shall be amended by deleting the first sentence of such section.

(u)	Section 5.10 shall be amended by adding the following subsections (d) and (e):
“(d)    For so long as EXCO is acting as Service Provider, EXCO shall actively involve BG Member in operations and activities which support Midstream Activities, including, without limitation, by providing a representative of BG Member the opportunity to participate in (or send another available BG Member representative to) organized pre-scheduled meetings relating to the Midstream Assets and/or Midstream Activities, including management team meetings, supply-chain meetings, organization or functional meetings, EHS meetings and contractor committee meetings.
(e)    To assist BG Member with any asset disposition analysis or efforts relating to its disposition of Midstream Assets, for so long as EXCO is acting as Service Provider, EXCO shall, at BG Member’s sole cost and expense and without any liability of EXCO or its Affiliates whatsoever (except for liabilities arising due to the willful misconduct of EXCO or its Affiliates), provide support services for any such asset disposition analysis or efforts including, without limitation, assisting with data presentation, providing responses to data requests by BG Member, providing access to records and data for third party diligence, and gathering data for purchase and sale agreement representation and warranties; provided that no employee of EXCO or its Affiliates shall be required to make any presentation to potential purchasers. BG Member shall indemnify EXCO and its Affiliates, employees and representatives for any and all claims and liabilities arising out of or related to any services provided pursuant to this Section in connection with any such proposed asset disposition, except for claims arising due to the willful misconduct of EXCO or its Affiliates.”

(v)	Section 5.12(b)(i) shall be amended by deleting the phrase “within 24 hours of the Vice President of HSSE receiving notice thereof” and replacing it with the phrase

“within 24 hours of the officer of the Company principally responsible for the Company’s EHS functions receiving notice thereof”.

(w)
Section 5.12(b)(iv) shall be amended by replacing the phrase “for the purpose of observing operations or conducting HSSE and asset integrity audits” with the phrase “for the purpose of observing operations and conducting general audit activities, including conducting EHS and asset integrity audits”.

(x)	Section 6.4 shall be amended by adding the following subsection (e):
“(e)    Within ten (10) days after the end of each Calendar Month, Company shall provide each Member with a list of Company Group O&M Contracts that can reasonably be expected to result in aggregate payment to the counterparty of more than two hundred and fifty thousand dollars (US$250,000), together with the status of any negotiations or tender process relating to any unexecuted Company Group O&M Contracts as of the end of the Calendar Month.”

(y)
Section 13.1(a) shall be amended by deleting the phrase “Each Non-Acquiring Member shall have a period of sixty (60) days after receipt of the Offer Notice” and replacing it with the phrase “Each Non-Acquiring Member shall have until the end of the AMI Election Period”.

(z)
Section 13.1(f) shall be amended by deleting the phrase “within thirty (30) days of its receipt of the Offer Notice stating that it does not agree with the Acquiring Member’s statement of the Cash Value” and replacing it with the phrase “within twenty (20) days of its receipt of the Offer Notice stating that it does not agree with the Acquiring Member’s statement of the Cash Value”.

(aa)	Section 16.2 shall be amended by deleting it in its entirety and replacing it with the following:
“Notices. All notices and communications required or permitted to be given hereunder shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by facsimile transmission (provided any such facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:
If to the Company:
Appalachia Midstream, LLC
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention: President and General Manager

Telephone: (214) 368-2084
Fax: (214) 368-8754

If to BG Member:
BG US Production Company, LLC
811 Main Street, Suite 3400
Houston, Texas 77002
Attention: Roger Coe
Telephone: (713) 599-4000
Fax: (713) 599-4250
with a copy to:
BG US Production Company, LLC
811 Main Street, Suite 3400
Houston, Texas 77002
Attention:    Chris Migura, Principal Counsel
Telephone:    (713) 599-4000
Fax:    (713) 599-4250

If to EXCO Member:
EXCO Holding (PA), Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention:    President
Telephone:    (214) 368-2084
Fax:    (214) 368-8754

with a copy to:
EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention:     William L. Boeing, Vice President,
General Counsel, and Secretary
Telephone:    (214) 368-2084
Fax:    (214) 706-3409
Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours (or, if not sent transmitted during normal business hours, on the next business day), or upon actual receipt by the addressee after such notice has been deposited in the United States Mail, as the case may be. Any notice given to a Credit Facility Secured Party in accordance with the notice information supplied with respect to such Credit Facility Secured Party shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours, or upon actual receipt by the addressee after such notice has been deposited in the United States Mail, as the case may be. The Parties may change the address, telephone numbers, and facsimile numbers to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 16.2.”

(bb)
Each use of the term “HSSE” throughout the LLC Agreement shall be deleted and replaced with the term “EHS”. The defined terms in Appendix I previously beginning with the term “HSSE” and now beginning with the term “EHS” shall be reordered in the appropriate alphabetic locations.

(cc)	Appendix I shall be amended by deleting the following defined terms in their entirety:
“HSSE”;
“Vice President of Finance and Business Services”;
“Vice President of Asset Integrity”;
“Vice President of Commercial Operations and Business Development”;
“Vice President of Engineering and Construction”;
“Vice President of HSSE”; and
“Vice President of Operations and Maintenance”.

(dd)	Appendix I shall be amended by adding the following definitions in their correct alphabetic location:
“AMI Election Period” shall mean (a) for Offered Interests with a value (in any one or related series of transactions) of less than five hundred thousand dollars (US$500,000), from receipt of the Offer Notice until thirty (30) days from receipt of the Offer Notice, extended for a period of five (5) days following determination of the Cash Value (if applicable), and (b) for all other Offered Interests, the sixty (60) days from receipt of the Offer Notice and determination of the Cash Value (if applicable).
“EHS” means Environmental, Health and Safety.
“ET/NL JDA” means the Joint Development Agreement, dated August 14, 2009 between BG Member, EXCO and EXCO Production Company, LP (which entity merged into EXCO and terminated its separate existence) as amended by amendment dated May 19, 2010, by amendment dated February 1, 2011, by amendment dated February 14, 2014 and by amendment date October 14, 2014.
“ET/NL OpCom” shall have the meaning given to the term “Operating Committee” in the ET/NL JDA.
“EXCO” means EXCO Operating Company, LP, a Delaware limited partnership.
“Secondee” or “secondee” means any employee of a Member or an Affiliate of a Member seconded into the organization of Company or Service Provider in accordance with this Agreement.
“Service Provider” means EXCO when EXCO and/or its Affiliates provide substantial personnel services toward conducting Midstream Activities in the AMI Area either pursuant to Services Agreement(s) with the Company and/or secondment agreement(s) with the Company, which, in the case of secondment agreement(s) with the Company, means that such secondment agreement(s) entitle EXCO and/or its Affiliates to place Persons with the Company as secondees to the extent that the responsibilities of such Persons, when viewed as a whole, entitle such Persons to exert substantial management or control over the Company.

3.
Application of Certain Provisions. The terms of Sections 15.1, 15.2, 16.1, 16.2, 16.3, 16.4, 16.6, 16.7, 16.8, 16.9, 16.10, 16.11, 16.12(a), 16.13 and 16.14 of the LLC Agreement are incorporated herein by reference as if set out in full herein.

4.
Ratification. Except as amended herein, the terms and conditions of the LLC Agreement shall remain in full force and effect. Any and all references to the LLC Agreement shall hereafter refer to the LLC Agreement as amended by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the Execution Date.

COMPANY:	EXCO APPALACHIA MIDSTREAM, LLC

By: /s/ WILLIAM L. BOEING Name: William L. Boeing Title: Vice President and General Counsel

MEMBERS:	BG US PRODUCTION COMPANY, LLC

By: /s/ ROGER COE Name: Roger Coe Title: Vice President

EXCO HOLDING (PA), INC

By: /s/ WILLIAM L. BOEING Name: William L. Boeing Title: Vice President and General Counsel

Signature Page to LLC Agreement Amendment